CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-1 of our report dated February 12, 2007, relating to the Ketner Global Investments, Inc. for the year ended December 31, 2006 and the period December 30, 2005 to December 31, 2005 which appears in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading Expert in such Registration Statement.

Seligson & Giannattasio, LLP
White Plains, New York
April 19, 2007